Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

Microtune Announces Principal Findings of Stock Option Investigation

PLANO, Texas, December 29, 2006 — Microtune®, Inc. (NASDAQ: TUNE) today announced that the Audit Committee of the Company’s Board of Directors has reported the principal findings of its investigation into the Company’s stock option grant practices to the Board of Directors. The Company also announced that its Board of Directors has accepted the Audit Committee’s findings and recommendations, including certain remedial actions considered necessary to strengthen the Company’s internal controls.

As a result of the investigation, Microtune’s Audit Committee has concluded that there was no intentional wrongdoing by the Company’s current Chief Executive Officer, Chief Financial Officer or General Counsel, or by its Board of Directors. The Audit Committee and the Board of Directors have further concluded that both Microtune’s current Chief Executive Officer, Mr. James A. Fontaine, and current Chief Financial Officer, Mr. Jeffrey A. Kupp, have appropriately served and can continue to serve as certifying officers with respect to Microtune’s financial statements and have expressed their full confidence in the integrity of Mr. Fontaine and Mr. Kupp. Finally, the Audit Committee believes that, with the implementation of certain remedial measures that were approved by the Board, the Company’s equity award processes and procedures will be improved.

Background

In July 2006, the Company announced that the Audit Committee of its Board of Directors had self-initiated an internal review of the Company’s stock option grant practices. The Audit Committee conducted its review with the assistance of independent legal counsel and independent accounting advisors. The review included all stock option grants from August 4, 2000 (the date of the Company’s initial public offering, or IPO) through June 30, 2006.

The Audit Committee’s legal and accounting advisors reviewed thousands of pages of hard copy and electronic documents, captured and analyzed over two million e-mail messages and conducted over 20 formal interviews with current and former employees, officers and directors of the Company. Current members of Company management cooperated fully with the Audit Committee’s investigation.

Summary of Findings

The Audit Committee has arrived at the following findings with respect to the stock option grant practices of the Company:

1. Inappropriate Practices Prior to August 12, 2003

The Audit Committee has identified the following inappropriate practices, each of which occurred prior to the appointment of Mr. Fontaine as Chief Executive Officer on August 12, 2003:

•	The Company followed a regular practice of backdating new hire option grants to the date corresponding to the lowest closing stock price during approximately a one to two week period after the new employee’s start date. Once a favorable price was selected, other (non-new hire) grants planned during the same timeframe were also generally dated with the date selected to take advantage of the low exercise price.

•	On several occasions, in order to select favorable exercise prices for certain newly hired executives or other senior personnel, the Company created employment records to establish start dates that preceded the date they actually began working for the Company. None of the personnel who benefited from this practice are currently employed by the Company.

•	The Company backdated certain other stock option grants by selecting a grant date and corresponding exercise price that preceded the date that the Company actually determined to make such grants. In some cases, these stock option grants were backdated by several months.

•	In two instances involving a large number of employees, stock options were granted and subsequently regranted using a lower exercise price.

•	Until August 2004, conditions were in place to allow option holders to select an exercise date (and associated price for calculating any tax impact) up to three days earlier than the date the Company actually received the employees’ notices of exercise and payment of the exercise price. Due to inconclusive evidence, the Audit Committee could not determine whether this was a widespread practice; however, it did confirm that exercise date manipulation occurred in several instances. In August 2004, the settlement of the Company’s stock option exercises was transitioned to a third-party provider, which precluded the possibility of any further occurrences of exercise date manipulation.

In each of these instances, the Company failed to identify and record compensation expense (or apply variable accounting, where applicable) as required by the applicable accounting rules. Approximately 85% of the stock-based compensation charges identified as a result of the Audit

Committee’s investigation resulted from the above manipulative date selection techniques used in the period prior to August 12, 2003.

2. Stock Option Plan Administration Deficiencies

The Audit Committee also found that during the period from the Company’s IPO until June 2004, when granting employee stock options, the Company incorrectly used the closing stock price from the day prior to the actual date of grant (to identify the fair market value of the Company’s common stock and the exercise price of the stock option), rather than the closing stock price on the grant date as contemplated by the Company’s stock option plan. The Audit Committee has determined that the Company must record a compensation charge as a result of this past practice. The Audit Committee believes, however, that this practice was not used to select favorable exercise prices.

3. Delays in Completing Granting Actions and Paperwork after August 12, 2003

The Audit Committee also found that, as part of the 2004 and 2005 annual grant process, stock option grants to all employees were presented in aggregate form to the Company’s Board of Directors or Compensation Committee and approved as to total number and exercise price, but the actual number of options (or other material option terms) to be granted to each individual employee was not finalized for every employee until several days or weeks after the recorded grant date. The Audit Committee has determined that compensation expense relating to these annual grants must be recorded. Separately, the Audit Committee noted that, on occasion, there were administrative delays executing the paperwork to effectuate certain grants to new hires, though these delays do not create a need to record additional compensation expense. The Audit Committee believes that none of these delays were attempts to select favorable exercise prices.

4. Accounting Errors Associated with Stock Option Modifications or Mischaracterizations of Stock Option Recipients

Until approximately December 2003, in connection with the severance arrangements provided to certain terminated employees, the Company extended the vesting period, the exercise period or both, or provided a nominal salary in order to allow the terminated employee’s stock option awards to continue to vest as part of his or her severance arrangement. The Company also modified the performance vesting goals of certain stock option grants on several occasions after receiving Board or Compensation Committee approval. Because these practices had the effect of modifying the original terms of the option grants, the Audit Committee has determined that the Company should have recorded compensation expense for certain of these option grant modifications.

The Company also made stock option grants to non-employees (e.g. advisors or independent contractors), but accounted for these grants incorrectly, with the result that compensation expense was not appropriately recorded.

The Audit Committee believes that these accounting errors were unintentional.

Company Taxes

The Audit Committee has determined that stock option grants that were intended to qualify as Incentive Stock Options (“ISO’s”) under the Internal Revenue Code (“IRC”), but were granted “in-the-money” as described above, would not quality as ISO’s and therefore would not receive the favorable tax treatment afforded to ISO’s. The Audit Committee has determined that because the Company believed that these stock option grants were valid ISO’s, certain income tax and payroll tax amounts were not appropriately withheld and that certain penalties and interest are anticipated to apply to these situations. The Company intends to enter into settlement discussions with the Internal Revenue Service regarding these matters and intends to evaluate to what extent it should record a contingency on its financial statements with respect to any related potential tax liabilities.

In addition, the Audit Committee has identified certain administrative issues with certain purchases of common stock under its employee stock purchase plan (ESPP). The Company believes these issues affect only a small number of employees. The Audit Committee believes these issues were administrative errors. The Company intends to resolve this issue through settlement discussions with the Internal Revenue Service and intends to evaluate to what extent it should record a contingency on its financial statements with respect to any related potential tax liabilities.

Employee Taxes (IRC 409A)

For “in-the-money” stock option grants that were awarded after October 3, 2004 or “in-the-money” stock option grants that vest after December 31, 2004, employees may be subject to a 20 percent excise tax under IRC 409A (calculated on the intrinsic value of the award on the date of vesting). The Audit Committee and the Board of Directors are considering certain actions, which they believe would be in the best interests of the Company’s stockholders and employees, that would substantially reduce or eliminate the Section 409A tax liability for the Company’s employees. These actions would include increasing the exercise prices of portions of certain outstanding “in-the-money” stock option grants to the fair market value of the Company’s common stock on the accounting measurement date and, in exchange for their agreement to this increase, providing compensation to affected employees in an amount approximately equal to the increase in the exercise price. The Company estimates that total cash payments to affected employees, including Section 16 officers discussed below, would be approximately $1 million, approximately 90% of which would be made to non-Section 16 employees. Upon the adoption of any program, the Company would require that affected employees must be employed by the Company at the time of any scheduled cash payments to actually receive such payments. Consequently, the actual cash payments made to employees could be materially less than the $1 million amount estimated above.

The Company has amended certain outstanding stock option grants received by three Section 16 officers affected by Section 409A and offered to provide them with corresponding cash payments as part of these amendments. These payments will be made in 2008 and 2009 to generally reflect the original vesting schedules of the underlying stock option grants. Continued service by the individual officers is required to receive the payments. Although Mr. Fontaine agreed to the repricing described above, he declined to accept the corresponding cash payment.

Financial Reporting

As previously announced, the Company has determined that it will need to restate certain financial statements and related footnote disclosures during years 2001 through 2005, and the first quarter of 2006. The Company has also concluded that stockholders, investors and other interested parties should no longer rely upon its previously issued financial statements and related auditor’s reports for the years 2001 through 2005, and the first quarter of 2006. The Company is continuing to review and evaluate the results of the investigation and recent accounting guidelines established by the Securities and Exchange Commission to determine the accounting consequences of these findings for the reporting periods from 2001 through the first half of 2006.

The Company continues to believe that it will be able to complete the restatement of its financial statements and the filing of its quarterly reports on Form 10-Q for the second and third quarters of 2006 by January 22, 2007, the deadline required by NASDAQ.

Recommendations and Actions

The Audit Committee has recommended improvements in the controls and procedures relating to the Company’s granting of stock options. Some of these improvements have already been implemented, and the Company plans to implement the remaining recommendations prior to the completion of the restatement of the Company’s historical financial statements.

The Company has been communicating with the Securities and Exchange Commission throughout the course of this investigation and intends to inform the SEC of the matters described in this press release.

The investigation was overseen by the Audit Committee of the Board of Directors, which consists of three independent members of the Board. The Audit Committee retained Andrews Kurth LLP as independent counsel to assist with the investigation. Grant Thornton LLP provided accounting and forensic investigation assistance. The Company estimates the total cost of the investigation to be in excess of $2 million.

Mr. Fontaine said, “Microtune is committed to full compliance with all applicable accounting rules and regulations, as well as to sound corporate governance. The Company voluntarily initiated this investigation and was absolutely committed to a rigorous and thoroughly independent process. As a result of the investigation, we believe that we have taken necessary steps to ensure that the Company adopts and maintains appropriate controls in its equity award processes, and complies fully with all relevant accounting practices.”

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide broadband communications and transportation electronics markets. Inventor of the MicroTuner(TM) single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of consumer electronics devices. The Company currently holds 66 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. Specific examples of forward-looking statements in this release include, but are not limited to, statements concerning the status of the internal investigation, the timing of the filing of any required restated financial statements, the effect of improvements on the Company’s stock option granting practices, the ability to enter into any settlement agreement with the IRS, the size of any IRC Section 409A impact, the magnitude of any accounting adjustments, whether the Company will be able to file all of its restated and delinquent financial statements by the deadlines prescribed by NASDAQ, and whether the proposed tender offer will be successful. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include additional findings by the Audit Committee of the Company’s Board of Directors as a product of its investigation into the Company’s stock option grant practices, the impact of additional tax liabilities that have not yet been estimated, future rule-making, pronouncements or guidance by the SEC, PCAOB, NASDAQ or other regulatory agencies, the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition. As previously disclosed, the Company has determined that you should not rely on any of the financial statements or related footnote disclosures in the Company’s SEC reports or other financial information from 2001 through the first half of 2006 until the Company has filed all required restated financial statements and all delinquent Quarterly Reports on Form 10-Q. There can be no assurance concerning the financial impact of the results of the internal investigation, the timing of the filing of the Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2006 and September 30, 2006, or the amount of time necessary to complete the required restatements of certain of the Company’s historical financial statements.

EDITOR’S NOTE

Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. All other company and/or product names may be trade names, trademarks and/or registered trademarks of the respective owners with which they are associated. Copyright © 2006 Microtune, Inc. All rights reserved.